As Filed with the Securities and Exchange Commission on April 26, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                            GSB FINANCIAL CORPORATION
             (exact name of registrant as specified in its charter)

         DELAWARE                      6036                    06-1481061
(state or other jurisdiction of  (Primary Standard           (IRS Employer
incorporation or organization)   Classification Code Number) Identification No.)

                 1 South Church Street, Goshen, New York 10924
                                 (914) 294-6151
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            GSB FINANCIAL CORPORATION
                           INCENTIVE STOCK AWARD PLAN
                         STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plans)
                            ------------------------
Stephen W. Dederick                       COPIES TO:
Chief Financial Officer and Treasurer     Jay L. Hack, Esq.
GSB Financial Corporation                 Serchuk & Zelermyer, LLP
1 South Church Street,Goshen, NY 10924    81 Main Street, White Plains, NY 10601
(914) 294-6151                            (914) 761-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   -----------------------------------------------------------------------------------------------------
     Title of each     Amount to be   Proposed Maximum Offering  Proposed Maximum        Amount of
        Class of        Registered        Price Per Share (1)   Aggregate Offering  Registration Fee (3)
    Securities to be                                                  Price (2)
       Registered
   -----------------------------------------------------------------------------------------------------
   Common Stock        314,755 Shares        $13.125                $4,131,159
   $.01 par value                                                                       $1,251.87
   -----------------------------------------------------------------------------------------------------
   Participation           N/A(4)              N/A                                         N/A
   Interests                                                            N/A
   -----------------------------------------------------------------------------------------------------

(1) The closing price of the common stock of GSB Financial Corporation (the "Common Stock") on the Nasdaq National Market on April 20, 1999 in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee.

(3) The securities of GSB Financial Corporation (the "Company" or the "Registrant") to be issued pursuant to the GSB Financial Corporation Incentive Stock Award Plan and the GSB Financial Corporation Stock Option and Incentive
Plan (the "Plans") are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h)(2), no separate fee is required for the participation interests. The registration fee has been calculated on the basis of the maximum number of shares of Common Stock that may be issued pursuant to the Plans.

(4) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Incentive Stock Award Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462.

                            GSB FINANCIAL CORPORATION

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the updated information regarding the Plans required by Part I will be sent or given to the participants in the Plans as specified by Rule 428(b)(1). Such documents are not required to be filed with the Securities and Exchange Commission (the "SEC") either as a part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

         All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) The description of the Company's Common Stock contained in the Registrant's Form 8-A (File No. 0-22559), as filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The Company's Annual Report (the "Annual Report") on Form 10-K for the fiscal year ended September 30, 1998, which was filed with the Commission pursuant to the Exchange Act.

(c) All other reports filed by the Company pursuant to Section 12 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report.

ITEM 4.  DESCRIPTION OF SECURITIES

         The  Common  Stock  to be  offered  pursuant  to  the  Plans  has  been
registered  pursuant  to  Section  12  of  the  Exchange  Act.  Accordingly,   a
description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her, and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under
Section 145.

         Article 11 of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for damages for breach of his or her fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. Article 11 of the Company's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of the Company.

         Article 11 also empowers the Company to pay for expenses incurred by directors and officers in defending and proceeding, and to purchase and maintain insurance to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Registrant would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Company is also authorized by its Certificate of Incorporation to enter into individual indemnification contracts with directors and officers. The Company currently maintains directors' and officers' liability insurance consistent with the provisions of the Certificate of Incorporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  LIST OF EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:


         23.2   Consent of Nugent & Haeussler, P.C.

         24     Power of Attorney (located on the signature page).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement unless the information required by (i) and (ii) above is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the Offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's latest annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, GSB Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Goshen, State of New York, on April 20, 1999.


                                        GSB FINANCIAL CORPORATION
                                        By its principal executive officers:


                                        ---------------------------------------
                                        Stephen W. Dederick
                                        Treasurer


                                        ---------------------------------------
                                        Rolland B. Peacock, III
                                        Vice President


                                        ---------------------------------------
                                        Barbara Carr
                                        Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below also constitutes and appoints Rolland B. Peacock, III, Stephen W. Dederick, and Barbara Carr, each of whom may act alone, as their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                              Title                           Date
----                              -----                           ----

/s/ ROLLAND B. PEACOCK, III       Vice President                  April 20, 1999
---------------------------
    Rolland B. Peacock, III

/s/ STEPHEN W. DEDERICK           Chief Financial Officer         April 20, 1999
---------------------------       and Treasurer
    Stephen W. Dederick           (principal financial and
                                  accounting officer)

/s/ BARBARA CARR                  Secretary                       April 20, 1999
---------------------------
    Barbara Carr

/s/ GENE J. GENGEL                Director                        April 20, 1999
---------------------------
    Gene J. Gengel

/s/ THOMAS V. GUARINO             Director                        April 20, 1999
---------------------------
    Thomas V. Guarino

/s/ STEPHEN O. HOPKINS            Director                        April 20, 1999
---------------------------
    Stephen O. Hopkins

/s/ CLIFFORD E. KELSEY, JR.       Director                        April 20, 1999
---------------------------
    Clifford E. Kelsey, Jr.

                                  Director
---------------------------
    Roy L. Lippincott

/s/ HERBERT C. MUELLER            Director                        April 20, 1999
---------------------------
    Herbert C. Mueller

                                    THE PLANS

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Goshen, State of New York, on April 20, 1999


                                        GSB Financial Corporation
                                        Incentive Stock Award Plan and
                                        Stock Option and Incentive Plan


                                        By: /s/ HERBERT C. MUELLER
                                            -----------------------------------
                                                Herbert C. Mueller, Chairman,
                                                GSB Financial Corporation
                                                Compensation Committee, as
                                                Plan Administrator

                                  EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION                METHOD OF FILING
-----------           -------------------        ------------------------------

  23.2                Consent of Nugent &        Filed herewith.
                      Haeussler, P.C.

  24                  Power of Attorney          Located on the signature page.